EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the AES Corporation’s Registration Statements (Form S-8 No. 333-179701, No. 333-82306, 333-115028, 333-135128, and 333-156242) pertaining to the Employees' Thrift Plan of Indianapolis Power & Light Company of our report dated June 19, 2015, with respect to the financial statements and schedule of the Employees’ Thrift Plan of Indianapolis Power & Light Company included in this Annual Report (Form 11-K) for the year ended December 31, 2014, filed with Securities and Exchange Commission.
/s/ ERNST & YOUNG LLP

Indianapolis, Indiana
June 19, 2015

SIGNATURES

The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the employee benefit plan) have duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYEES’ THRIFT PLAN OF INDIANAPOLIS POWER & LIGHT COMPANY
By the Plan Administrator:

EMPLOYEES’ PENSION & BENEFITS COMMITTEE OF INDIANAPOLIS POWER & LIGHT COMPANY

By:    /s/Edward J. Kunz
Edward J. Kunz
Secretary of the Committee

DATE: June 19, 2015